Exhibit 99.1

FOR IMMEDIATE RELEASE For More Information:
Richard Wayne, Chief Executive Officer Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3203 www.northeastbank.com

Northeast Bancorp and Northeast Bank Complete Corporate Reorganization

Lewiston, ME (May 16, 2019) – Northeast Bancorp (the “Company”) and Northeast Bank (the “Bank”) today announced that they have closed the previously announced merger of the Company with and into the Bank, with the Bank continuing as the surviving entity (the “Reorganization”). As a result of the Reorganization, the Company’s bank holding company structure was eliminated and the Bank is now the top-level company in the organization.

At the effective time of the Reorganization, each outstanding share of voting and non-voting common stock of the Company, par value $1.00 per share, respectively, was canceled and converted into the right to receive one share of voting and non-voting common stock, respectively, of the Bank. As a result, the shares of the Bank’s common stock will be owned directly by the Company’s shareholders in the same proportion as their ownership of the Company’s common stock immediately prior to the Reorganization.

As a result of the Reorganization, the Bank is now a publicly-traded company listed on the NASDAQ Global Market (“NASDAQ”) and will trade, beginning on May 16, 2019, under the same ticker symbol formerly used by the Company, “NBN.” The Bank’s common stock also will be registered under the Securities Exchange Act of 1934 (the “Exchange Act”), which vests the Federal Deposit Insurance Corporation (the “FDIC”) with the power to administer and enforce certain sections of the Exchange Act applicable to banks.  Following the Reorganization, the Bank will file periodic and current reports and other materials required by the Exchange Act with the FDIC, and the Company will no longer file these reports and materials with the Securities and Exchange Commission (the “SEC”). Such reports will be available to the public on the FDIC’s Securities Exchange Act Filings System at www.FDIC.gov and on our website at www.northeastbank.com.

The Bank has the same board of directors following the Reorganization as the Company had immediately prior to the Reorganization, and the executive officers of the Company immediately prior to the Reorganization continue to hold the same positions and titles at the Bank following the Reorganization.

About Northeast Bank

Northeast Bank (NASDAQ: NBN) is a full-service bank headquartered in Lewiston, Maine. We offer personal and business banking services to the Maine market via ten branches. Our Loan Acquisition and Servicing Group purchases and originates commercial loans on a nationwide basis and our SBA Division supports the needs of growing businesses nationally. ableBanking, a division of Northeast Bank, offers online savings products to consumers nationwide. Information regarding Northeast Bank can be found at www.northeastbank.com.

Forward-Looking Statements

Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Bank believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Bank’s control. These factors may include, but are not limited to, the possibility that any of the anticipated benefits of the Reorganization will not be realized or will not be realized as expected; the impact of all other factors generally understood to affect the assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations of financial services companies; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the SEC. These statements speak only as of the date of this release and the Bank does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

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